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                                                                   EXHIBIT 10.13

June 28, 1996



Mr. Steve Johnson
Chief Financial Officer
Optika Imaging Systems, Inc.
5575 Mark Dabling Blvd. #100
Colorado Springs, CO  80919

Dear Steve:

Silicon Valley Bank ("Bank") is pleased to outline the revised terms of our credit facility in the aggregate amount of $3,000,000 ("Credit Facility") to provide Optika Imaging Systems, Inc. ("Borrower") with working capital financing under the terms and conditions of this letter. This letter outlines the changes to the Line of Credit. All other credit obligations will remain unchanged.

This letter is not meant to be, nor shall it be construed as, an attempt to define all the terms and conditions of the Credit Facility. The following, however, is a summary of the basic business points.


BORROWER:           Optika Imaging Systems, Inc.


CREDIT FACILITIES:  $3,000,000 Revolving Line of Credit

PURPOSE:            Finance working capital.

MATURITY:           12 months from close

(Line of Credit)
BORROWING FORMULA:  Advances under the Line of Credit will be based on a 75%
                    advance rate against Eligible Accounts Receivable.
                    Eligible Accounts Receivable are those which contain selling terms acceptable to Bank and those in which the Bank has been granted a security interest. Eligible Accounts will exclude accounts over 90 days from invoice date, government accounts, intercompany accounts, contra accounts, foreign accounts not supported by acceptable letter of credit, accounts in excess of 25% of the receivable and accounts with more than 50% over 90 days from invoice date.

                    Upon closing of an Initial Public Offering generating in excess of $15,000,000 of net proceeds ("Qualified IPO") the Borrowing Formula will be eliminated.


INTEREST RATE:      P+.75% floating
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Mr. Steve Johnson
June 28, 1996
Page 2


INTEREST PAYMENT:     Monthly

PRINCIPAL PAYMENT:    Upon Maturity

COMMITMENT FEE:       3/8% of commitment

COLLATERAL:           First perfected interest in all assets, including
                      intellectual property.

                      Upon a Qualified IPO all intellectual property to be released as collateral.

WARRANTIES AND        Borrower shall make customary representations, warranties,
and COVENANTS:        covenants, together with such other representations,
                      warranties, and covenants as Bank or its counsel may deem reasonably necessary or desirable, including but not limited to the following:

Financial Covenants:  Borrower to maintain the following on a quarterly basis:

                      1. Minimum Quick Ratio*                       1.75 to 1.00
                      2. Minimum Tangible Net Worth, plus 75% of    $2,000,000
                         additional equity.
                      3. Maximum Debt*/Tangible Net Worth           1.00 to 1.00
                      4. Quarterly profitability with an
                         allowance for one loss quarter up to
                         $250,000.
                      5. Minimum Liquidity times principal
                         outstandings under existing term debt.     2.00 times
                      6. Debt Service requirement of 1.50 to
                         1.00 to replace (5) above upon Borrower
                         achieving 2 consecutive quarters of
                         Debt Service.

                      *  Excludes deferred maintenance revenue from liabilities.

Financial Reporting:  Borrower to provide Bank with the following:
                      1. Monthly company prepared financial statements within 30 days after month-end, including a compliance certificate
                      2. Monthly accounts receivable and accounts payable agings along with a borrowing base certificate with 15 days after month-end. To be eliminated upon a Qualified IPO.
                      3. Annual CPA Audited financial statements with an
                         unqualified opinion within 90 days after month end.
                      4. Upon a Qualified IPO (1) above will revert to 10Q and
                         10K reports within 45 days and 90 days of period end, including a compliance certificate.


Other Covenants:      1. Restrictions on additional debt financing, guarantees,
                         mergers and acquisitions.
                      2. A satisfactory accounts receivable audit will be
                         completed prior to funding and semi-annually if outstandings exist. Upon a Qualified IPO accounts receivable audits will be eliminated.

EXPENSES:             Borrower shall pay all fees and charges in connection with the Credit Facilities, including fees of Bank's counsel and accounts receivable audits. Such costs payable by Borrower are in addition to the Commitment Fee described above.
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Mr. Steve Johnson
June 28, 1996
Page 3


CONDITIONS OF CLOSING:  The following shall be satisfied by Borrower prior to closing and shall be conditions precedent to any obligation to fund the Credit Facility:

                        1. Documentation satisfactory to Bank.
                        2. No representation, warranty, or disclosure made by
                           Borrower shall prove to be false or misleading as of the date made.
                        3. Borrower shall continue to maintain its primary
                           depository relationship with Bank.
                        4. Bank to be named as Loss Payee on Borrower's
                           insurance policy.

If these basic terms and conditions are acceptable, please so indicate by signing this letter and returning it by July 2, 1996. Receipt of this will constitute your instruction to the Bank to commence (at your expense) documentation which shall supersede this letter. Without Bank's written consent this letter and related items will expire if formal documentation is not agreed upon by July 19, 1996.

This letter is intended to set fourth the proposed terms of the Credit Facility currently under discussion between us. It is intended that all legal rights and obligations of the Bank and Borrower will be set fourth in signed definitive loan documents. On behalf of the Bank, we are delighted to make this proposal to you and look forward continuing our relationship.

Sincerely,
SILICON VALLEY BANK

/s/ GREG BECKER
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Greg Becker
Senior Vice President


ACCEPTED AND AGREED TO THIS ______ DAY OF JULY, 1996.

OPTIKA IMAGING SYSTEMS, INC.


/s/ STEVEN M. JOHNSON
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MR. STEVE JOHNSON, CFO